Exhibit 21


                             LIST OF SUBSIDIARIES
                          THE INTERLAKE CORPORATION

                                                             State or Country
Corporate Name                    Parent Company             of Incorporation


Apton GmbH                        Dexion GmbH                     Germany

ARC Metals Corporation            Hoeganaes Corporation           Delaware

Arwood International, Inc.        Interlake ARD Corporation       New Jersey

Chem-tronics, Inc.                The Interlake Companies, Inc.   California

Conco-Tellus Inc.                 The Interlake Companies, Inc.   Delaware

Dexion-Aura GmbH                  Dexion GmbH                     Germany

Dexion (Australia) Pty. Ltd.      Interlake DRC Limited           New South
                                                                    Wales,
                                                                    Australia

Dexion GmbH                       Dexion Holding GmbH             Germany

Dexion Group plc                  Interlake DRC Limited           England

Dexion Holding GmbH               Dexion Group plc                Germany

Dexion Holdings Limited           Dexion Group plc                England

Dexion Incorporated               The Interlake Companies, Inc.   Delaware

Dexion International Limited      Dexion Group plc                England

Dexion Ktf                        Dexion Holding GmbH             Hungary

Dexion Limited                    Dexion International Limited    England

Dexion (North Asia) Ltd.          The Interlake Companies, Inc.   Hong Kong

Dexion Produktions GmbH           Dexion Holding GmbH             Germany

Dexion S.A.                       Dexion Holding GmbH             France

Dexion (South Africa) Pty. Ltd.   Dexion Group plc                South Africa

Dexion sro                        Dexion Holding GmbH             Czech

Dexion Storage Equipment          Dexion (North Asia) Limited     China
(Shanghai) Co. Ltd.

Gary Steel Supply Company         The Interlake Companies, Inc.   Illinois

Hoeganaes Corporation             The Interlake Companies, Inc.*  Delaware

Hoeganaes Development, Inc.       Hoeganaes Corporation           Delaware

Interlake ARD Corporation         The Interlake Companies, Inc.   Delaware

Interlake Australian Mining
  Ventures, Inc.                  The Interlake Companies, Inc.   Ohio

Interlake DRC Limited             The Interlake Companies, Inc.   Delaware

Interlake Foreign Sales           The Interlake Companies, Inc.   Barbados, W.I.
  Corporation                        (70%)
                                  Hoeganaes Corporation (30%)

Interlake de Mexico, S.A. de C.V. The Interlake Companies, Inc.   Mexico
                                     (99%)
                                  Interlake Steel Corporation (1%)

Interlake Newco Corporation       The Interlake Corporation       Delaware

Interlake Packaging
  Corporation                    The Interlake Companies, Inc.    Delaware

Interlake Steel Corporation      The Interlake Companies, Inc.    Arizona

Redirack GmbH                    Dexion GmbH                      Germany

Redirack, Inc.                   The Interlake Companies, Inc.    Delaware

Redirack Limited                 Dexion International Limited     England

S.A. Dexion-Redirack N.V.        Dexion Group plc                 Belgium

The Interlake Companies, Inc.    The Interlake Corporation        Delaware

  20% of capital stock, all of which is voting common stock, is owned by Hoganas Aktiebolag


2/13/97